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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                              CONTACT:

CompX International Inc.                            Joseph S. Compofelice
16825 Northchase Drive                              Chairman, President & CEO
Houston, Texas 77060                                Tel.  281-423-3303


                    COMPX COMPLETES DYNASLIDE(R) ACQUISITION

HOUSTON, TEXAS ... November 30, 1999 ... CompX International Inc. (NYSE: CIX) announced that it has completed the previously announced acquisition of the business of Yinjoy Corporation and certain of its affiliates ("Yinjoy") for $11.5 million in cash. Yinjoy produces the Dynaslide(R) line of precision ball bearing drawer slides in two manufacturing plants in Taipei, Taiwan. The purchase price includes all the assets and operations that produce the Dynaslide(R) products.

CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.

Statements in this release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information. Although the Company believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements, by their nature, involve a number of risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. Among the factors that could cause actual future results to differ materially include, but are not limited to, general economic and political conditions, demand for office furniture, service industry employment levels, competitive products and prices, the introduction of tariff or non-tariff barriers, potential difficulties in integrating completed acquisitions, possible disruptions of normal business activity from Year 2000 issues and other risks and uncertainties detailed in the Company's Security and Exchange Commission filings. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecast or expected. The Company disclaims any duty to publicly update such statements whether as a result of new information, future events or otherwise.

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